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As filed with the Securities and Exchange Commission on June 16, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CALIFORNIA COASTAL COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	02-0426634 (IRS Employer Identification No.)
6 Executive Circle, Suite 250 Irvine, California 92614 (Address of principal executive offices) (Zip Code)
Copies to: Gregory W. Preston, Esq. Corporate Law Solutions 2112 Business Center Dr., 2nd Floor Irvine, California 92612 (949) 252-9252

Amended and Restated 1993 Stock Option/Stock Issuance Plan
(Full title of the Plan)

Corporation Service Company
2711 Centerville Rd. Suite 400
Wilmington, DE 19808
(Name and address of agent for service)

(302) 636-5450
(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.05 par value	150,000	$16.24	$2,436,000	$309.00

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Amended and Restated 1993 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, upon the basis of the average of the high and low prices reported on the Nasdaq National Market within 5 business days prior to the date of filing this post-effective amendment to the registration statement.

  Explanatory Note:

        This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 150,000 shares of the registrant's Common Stock for issuance under its Amended and Restated 1993 Stock Option/Stock Issuance Plan (the "Plan"). The balance of the shares of Common Stock issuable under the Plan were registered on a Form S-8 Registration Statement (Registration No. 33-54563) as filed with the Securities and Exchange Commission on July 13, 1994 under the Registrant's prior name "Koll Real Estate Group, Inc.", the contents of which are hereby incorporated by this reference. The increase in the number of shares issuable under the Plan was approved by the stockholders of the Registrant at its annual meeting of stockholders on May 27, 2004.

Part I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The documents containing the information specified in Part I of this Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such document need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        California Coastal Communities, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

  (a)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Commission on March 11, 2004;

  (b)
  The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed with the Commission on May 7, 2004;

  (c)
  The Registrant's definitive Proxy Statement on Schedule 14A filed with the Commission on April 13, 2004;

  (d)
  The Registrant's Current Reports on Form 8-K filed with the Commission on May 12, 2004, March 11, 2004; and

  (e)
  The description of the Registrant's Common Stock contained in the Registrant's Statement on Form 8-A filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on April 17, 1997, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        The provisions of Registrant's Amended and Restated Certificate of Incorporation, as amended, limit the liability of Registrant's directors in certain instances. As permitted by the Delaware General Corporation Law, directors will not be liable to Registrant for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. Such limitation does not affect the director's liability for any breach of his duty to Registrant or Registrant's stockholders (i) for any breach of the director's duty of loyalty to the Registrant or the Registrant's stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit.

        Registrant's Amended and Restated Certificate of Incorporation and Bylaws provide that Registrant shall indemnify Registrant's directors and may indemnify Registrant's officers to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law, which may require Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. To the extent Registrant may be required to make substantial payments under the indemnification agreements that are not covered by insurance, Registrant's available cash and stockholder's equity would be adversely affected.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        See "Exhibit Index" below.

Item 9. Undertakings

        A.    The undersigned Registrant hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the 1933 Act,

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

          (2)   that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Amended and Restated 1993 Stock Option/Stock Issuance Plan.

        B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 16th day of June, 2004.

/s/ RAYMOND J. PACINI Raymond J. Pacini President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned officers and directors of California Coastal Communities, Inc., a Delaware corporation, do hereby constitute and appoint Raymond J. Pacini, President and Chief Executive Officer and Sandra G. Sciutto, Senior Vice President, Chief Financial Officer and Secretary, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RAYMOND J. PACINI Raymond J. Pacini	President, Chief Executive Officer and Director (Principal Executive Officer)	June 16, 2004
/s/ SANDRA G. SCIUTTO Sandra G. Sciutto	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	June 16, 2004
/s/ THOMAS W. SABIN, JR. Thomas W. Sabin, Jr.	Chairman of the Board	June 16, 2004
/s/ GEOFFREY W. ARENS Geoffrey W. Arens	Director	June 16, 2004
/s/ PHILLIP R. BURNAMAN II Phillip R. Burnaman II	Director	June 16, 2004
/s/ J. THOMAS TALBOT J. Thomas Talbot	Director	June 16, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of Form 8-K filed October 14, 1999).
4.2
Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Proposal 3 of the Registrant's definitive Proxy Statement on Schedule 14A filed April 13, 2004).
4.3
Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Appendix A of the Registrant's definitive Proxy Statement on Schedule 14A filed April 6, 2000).
4.4
Amended By-Laws of the Registrant (incorporated by reference to Exhibit 4.03 to the Registrant's Post-Effective Amendment No. 4 to Form S-4, Registration Statement No. 333-29883, filed August 28, 1997).
4.5
Amended and Restated 1993 Stock Option/Stock Issuance Plan of the Registrant (incorporated by reference to Appendix C of the Registrant's definitive Proxy Statement on Schedule 14A filed with the Commission on April 13, 2004).
5	Opinion and consent of Corporate Law Solutions, P.C.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Corporate Law Solutions, P.C. is contained in Exhibit 5.
24	Power of Attorney (set forth on the signature page of this Form S-8 Registration Statement).

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Part I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
Part II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY KNOW ALL PERSONS BY THESE PRESENTS
EXHIBIT INDEX